Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 STATE OF
        NAME OF SUBSIDIARY                                     ORGANIZATION

Baseline Acquisitions Corp.                                     Delaware

Baseline, Inc.                                                  Delaware

Big Online, Inc.                                                Florida

Broadway.com, Inc.                                              Delaware

Fedora, Inc.                                                    Iowa

hollywood.com, Inc.                                             California

Hollywood.com International, Inc.                               Delaware

Hollywood.fr SARL                                               France

Hollywood Wrestling Venture LLC                                 Delaware

Hollywood Services, Inc.                                        Delaware

Independent Hollywood, Inc.                                     Delaware

NetCo Partners (1)                                              Florida

Showtimes.com, Inc.                                             Delaware

Tekno Books (2)                                                 Florida

Tekno Books International, LLC                                  Wisconsin

Tekno Comix, Inc.                                               Florida

Theatre Direct NY, Inc.                                         Delaware
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    (1) NetCo Partners is a general partnership, formed under the laws of the
State of Florida, in which Hollywood Media has a 50% partnership interest.

    (2) Tekno Books is a general partnership, formed under the laws of the State of Florida, in which Hollywood Media has a 51% ownership interest.